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                                                                    Exhibit 10.3

                           INDEMNIFICATION AGREEMENT

     AGREEMENT, dated as of this 29th day of August, 1994, between the undersigned shareholders (collectively, the "Shareholders") of Ken-Caryl Investment Company ("Ken-Caryl") and Norwest Corporation ("Norwest").

     WHEREAS, Ken-Caryl and Norwest are parties to that certain Agreement and Plan of Reorganization dated as of August 29, 1994 (the "Agreement") under which it is contemplated that a wholly-owned subsidiary of Norwest will merge with and into Ken-Caryl (the "Merger") and as a result the Shareholders will receive in exchange for each share of common stock of Ken-Caryl, par value $1.00 per share ("Ken-Caryl Common Stock") owned by such Shareholder immediately prior to the Effective Time of the Merger (as defined in the Agreement), a number of shares of common stock of Norwest, par value $1-2/3 per share ("Norwest Common Stock") as more specifically set forth in the Agreement, and

     WHEREAS, the Shareholders will derive substantial benefit from the transactions contemplated by the Agreement, and

     WHEREAS, the Shareholders and Ken-Caryl are parties to litigation, entitled Vectra Bank of Lakewood, N.A. vs. Frank O. Starr III, Estate of Frank O. Starr II, Velma N. Starr, Ken-Caryl Investment Co., et. al. pending in District Court in Rawlins County, Kansas (the "Vectra Matter"), and

     WHEREAS, the Agreement provides that if the Vectra Matter has not been finally resolved at the Effective Time of the Merger, a number of shares of Norwest Common Stock will be held in escrow pursuant to the terms of an Escrow Agreement as more specifically set forth in the Agreement, and

     WHEREAS, Norwest desires to protect itself from any and all liability arising out of the Vectra Matter or the facts upon which the Vectra Matter is based.

     NOW, THEREFORE, to induce Norwest to enter into the Agreement, the Shareholders agree as follows:

     1. The Shareholders hereby jointly and severally indemnify and hold harmless Norwest, the subsidiaries of Norwest and the directors, officers, employees, agents, successors, attorneys and assigns of Norwest and its subsidiaries against any loss, damage, cost, expense or liability (including but not limited to damages, interest, attorneys fees, penalties and expenses) arising out of or attributable to the Vectra Matter or the facts and circumstances upon which the Vectra Matter is based.
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     2.  The Shareholders agree that they will not seek to recover any payments from Norwest arising out of or attributable to the Vectra Matter or the facts and circumstances upon which the Vectra Matter is based.

     3. Norwest agrees to cooperate and to cause Ken-Caryl to cooperate with the Shareholders in the defense of the Vectra Matter (or other claims or litigation arising out of the facts and circumstances upon which the Vectra Matter is based) and further agrees to submit any brief or memorandum prepared by the Shareholders and to appeal any adverse decision upon request of the Shareholders; provided, however, that the preparation of such brief or memorandum and the appeal of any adverse decision shall be undertaken at the sole cost and expense of the Shareholders.

     4. Without the prior written consent of Norwest, the Shareholders shall not, in the defense of any such claim or litigation, consent to the entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Ken-Caryl a release, in form reasonably satisfactory to Norwest, from all liability in respect of such claim or litigation.

     5. If Shareholders do not diligently conduct the defense of the Vectra Matter (or other claims or litigation arising out of the facts and circumstances upon which the Vectra Matter is based), the indemnified party may defend against such claim or litigation in such manner as it deems appropriate, at the Shareholders' expense. Shareholders agree to cooperate fully with the indemnified party in the conduct of any defense against any such claim.

     6. Payment of any indemnity hereunder shall be due only to the extent of the loss or damage actually suffered, reduced by any recovery from any third party (such as an insurer) and further reduced by a dollar amount equal to (i) the number of shares of Norwest Common Stock distributed to Norwest pursuant to the Escrow Agreement, multiplied by (ii) $27. Indemnity hereunder shall be due only upon final determination of a claim, whether by settlement or judgment, including any appeals with respect thereto. Shareholders shall be subrogated to all rights of the indemnified parties against any third parties with respect to any such claim for which indemnity was paid in full.

     7. This indemnification agreement constitutes the entire agreement between the parties with respect to any indemnification of Norwest, Ken-Caryl, existing subsidiaries of Norwest or any subsidiaries to be formed by Norwest under the Agreement, superseding all prior oral or written agreements or understandings relating to such indemnification. In the event that there is any inconsistency between this indemnification agreement and the Agreement, the provisions of the Agreement shall govern.

     8. The terms of this Indemnification Agreement shall bind and inure to the benefit of Norwest and the Shareholders and their respective successors, assigns, heirs and legal representatives.

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     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification
Agreement as of the date shown above.



NORWEST CORPORATION                         SHAREHOLDERS


                                            /s/ Velma N. Starr
                                            -----------------------------

By:  /s/ Kenneth E. Murray                  /s/ Frank O. Starr III
    -------------------------------         -----------------------------

Its: Executive Vice President               /s/ Kim K. Starr
     ------------------------------         -----------------------------

                                            /s/ Jon H. Starr
                                            -----------------------------

                                            /s/ Todd M. Starr
                                            -----------------------------

                                            /s/ Jay G. Starr
                                            -----------------------------

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